UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2007

BroadVision, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28252	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Seaport Blvd, 5th Floor, North Bldg, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1. Independent Director Restricted Stock Grants

    On March 26, 2007, the Board of Directors of BroadVision, Inc. (the "Company") approved restricted stock grants ("Director Grants") under the Company's 2006 Equity Incentive Plan to the Company's independent directors that are serving in that capacity as of immediately following the upcoming Annual Meeting of the Company's stockholders (the "Annual Meeting"). The number of shares to be included in each Director Grant is to be determined by dividing $16,000 ($20,000, in the case of the individual serving as the audit committee chairman as of immediately following the Annual Meeting) by the last trading price on the trading day immediately prior to the date of the Annual Meeting as quoted on the PinkSheets (or the closing bid price on such day, if no sales were reported), rounded down to the nearest whole share. Each Director Grant will vest over a one-year period measured from the date of the Annual Meeting, with one quarter of the shares included in such Director Grant vesting on each of the dates that are three months, six months, nine months and twelve months from the Annual Meeting (each, a "Vesting Date"), so long as the recipient continues to serve as a member of the Company's board of directors on such Vesting Date. The awards are subject to a restricted stock agreement substantially in the form attached hereto as Exhibit 10.1.

2. Severance Benefit Plan

    On March 26, 2007, the Company's Board of Directors approved the Severance Benefit Plan (the "Plan") for certain eligible employees of the Company. The Plan provides for the payment of certain benefits to employees if (i) the employee has been continuously employed by the Company for a period of one (1) year or more; (ii) the employee's employment is terminated by the Company pursuant to (a) an Involuntary Termination Without Cause or (b) Constructive Termination within one (1) month prior to or twenty-four (24) months following a Change of Control; and (iii) the employee is notified by the Company in writing that he or she is eligible for participation in the Plan. Such notification will include details of the level(s) of participation applicable to the Eligible Employee. The Company, in its sole discretion, will make determinations as to whether employees are "Eligible Employees." The Company has made no such determinations to date. Undefined capitalized terms in this description are defined in the Plan, which is attached hereto as Exhibit 10.2 and incorporated in its entirety in this Item 5.02. The summary set forth in this Item 5.02 is qualified in its entirety by reference to the full text of the Plan.

The Plan provides for the following benefits:

No change of control

    Designated Eligible Employees involuntarily terminated without cause shall receive a cash severance benefit (in addition to certain other benefits as detailed in the Plan) in accordance with the Company's then current payroll practices as follows:

EMPLOYEE DESIGNATION	BASE	ACCRUAL/YR	MAXIMUM
CEO	6.00 Mo.	1.00 Mo/Yr.	12.00 Mo.
EVP	3.00 Mo.	0.50 Mo/Yr.	6.00 Mo.
SVP	2.00 Mo.	0.50 Mo/Yr.	5.00 Mo.
VP	1.00 Mo.	0.50 Mo/Yr.	4.00 Mo.
Director	0.50 Mo.	0.42 Mo./Yr.	3.00 Mo.
Manager	0.50 Mo.	0.25 Mo./Yr.	2.00 Mo.
Employee	0.50 Mo.	0.08 Mo./Yr.	1.00 Mo.

Change of control
    There are three (3) categories of Eligible Employees covered in a Change of Control situation: Level I, Level II and Level III as hereinafter defined. Level I Eligible Employees are defined as those Company Executive Officers designated by the Compensation Committee as Level I Eligible Employees. Level II Eligible Employees are defined as those Non-Executive Company Officers who report directly to the CEO and who are designated by the CEO as Level II Eligible Employees. Level III Eligible Employees are defined as those Non-Executive Company Officers and Department Managers who report either directly to the CEO or to Level II Eligible Employees and who are designated by the CEO as Level III Eligible Employees.

    Designated Eligible Employees terminated shall receive a cash severance benefit (in addition to certain other benefits as detailed in the Plan) in accordance with the Company's then current payroll practices as follows:

EMPLOYEE LEVEL	BASE (NUMBER OF MO. BASE SALARY AFTER 1 YEAR TENURE)	ACCELERATOR (NUMBER OF MO. BASE SALARY ACCRUED PER EACH YR. OF ADDITIONAL TENURE)	MAXIMUM YEARS TENURE ACCELERATOR APPLIED	MAXIMUM MONTHS BASE SALARY ACCRUAL ALLOWED
Level I	9	1.25	12	24
Level II	6	1.00	9	15
Level III	3	0.75	8	9

    The vesting and exercisability of unvested stock options held by an Eligible Employee that are outstanding as of the Eligible Employee's termination date, beginning with the earliest unvested installments, shall be accelerated according to the following chart:

EMPLOYEE LEVEL	BASE (PERCENTAGE OF UNVESTED STOCK OPTIONS ACCELERATED AFTER 1 YEAR TENURE)	ACCELERATOR (PERCENTAGE OF UNVESTED STOCK OPTIONS ACCELERATED PER EACH YR. OF ADDITIONAL TENURE)	MAXIMUM (TOTAL % OF UNVESTED STOCK OPTIONS ALLOWED TO BE ACCELERATED)
Level I	30%	7.8%	100%
Level II	25%	6.1%	80%
Level III	20%	4.4%	60%

3. 2007 Employee Profit Sharing Plan

    On March 26, 2007, the Company's Board of Directors approved the Company's 2007 Employee Profit Sharing Plan (the "2007 EPSP"). The terms of the 2007 EPSP are summarized on the framework document, that is attached hereto as Exhibit 10.3 and incorporated in its entirety in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Bonus Agreement under 2006 Equity Incentive Plan
10.2	BroadVision, Inc. Severance Benefit Plan
10.3	2007 Employee Profit Sharing Plan Framework Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

March 29, 2007	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Bonus Agreement under 2006 Equity Incentive Plan
10.2	BroadVision, Inc. Severance Benefit Plan
10.3	2007 Employee Profit Sharing Plan Framework Document